UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2016

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 2, 2016, Voya Financial, Inc. (“Voya Financial”) reported its financial results for the three months and nine months ended September 30, 2016. A copy of the press release containing this information is furnished as Exhibit 99.1 hereto and is incorporated by reference in this item 2.02.

As previously announced, Voya Financial will host a conference call on Wednesday, November 2, 2016 at 10:00 am EDT to discuss its third-quarter 2016 results. The call can be accessed via Voya Financial’s investor relations website at http://investors.voya.com. The call will be accompanied by a slide presentation, which will be accessible via Voya Financial’s investor relations website at http://investors.voya.com beginning at 9:30 am EDT on Wednesday, November 2, 2016. In addition, more detailed financial information can be found in Voya Financial’s Quarterly Investor Supplement for the quarter ended September 30, 2016, available on Voya Financial’s investor relations website at http://investors.voya.com. The Quarterly Investor Supplement for the quarter ended September 30, 2016 is furnished herewith as Exhibit 99.2 and is incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Voya Financial, Inc., dated November 2, 2016 (furnished and not filed)

99.2	Quarterly Investor Supplement for the quarter ended September 30, 2016 (furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Trevor Ogle
Name:	Trevor Ogle
Title:	Senior Vice President and Deputy General Counsel

Dated: November 2, 2016